CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 1 to the Registration Statement on Form S-3, 333-210986 of RiverSource® Guaranteed Term Annuity, RiverSource® Retirement Advisor 4 Advantage Variable Annuity/RiverSource® Retirement Advisor 4 Select Variable Annuity/RiverSource® Retirement Advisor 4 Access Variable Annuity, RiverSource® Retirement Advisor Advantage Plus Variable Annuity/RiverSource® Retirement Advisor Select Plus Variable Annuity, RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity /RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed prior to April 30, 2012), RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity/RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 30, 2012, but prior to April 29, 2013), RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity/RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 29, 2013), RiverSource® Retirement Group Annuity Contract I, RiverSource® Retirement Group Annuity Contract II of our report dated February 23, 2017 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 21, 2017